UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014 (April 9, 2014)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The following descriptions are summaries only, are not complete and are qualified in their entirety by reference to the full text of the Exhibits filed herewith, which are incorporated herein by reference.

Credit Agreement

On April 9, 2014, Rentech Nitrogen Holdings, Inc. (the “Borrower”), an indirect wholly owned subsidiary of Rentech, Inc. (the “Company”), entered into a Term Loan Credit Agreement (the “Credit Agreement”) among the Borrower, certain funds managed by or affiliated with GSO Capital Partners LP, as lenders, Credit Suisse AG, Cayman Islands Branch, as administrative agent and each lender from time to time party thereto. The Company expects that the new facility will be used to fund the acquisition and development of its wood pellet and wood fibre businesses and for general corporate purposes.

The new facility consists of a $50 million delayed draw term loan facility, with a five year maturity which must be drawn by April 23, 2014. The obligations of the Borrower under the new facility are unconditionally guaranteed by the Company and will be secured by 2,762,431 common units of Rentech Nitrogen Partners, L.P. (“RNP”) owned by the Borrower. The term loan facility is subject to 2.00% original issue discount.

Borrowings under the new facility bear interest at a rate equal to the lesser of (i) LIBOR (with a floor of 1.00%) plus 7.00% per annum and (ii) 8.00% per annum. In the event the Company prepays the facility prior to its first anniversary, subject to certain exceptions, it will be required to pay a prepayment fee equal to 1.00% of the amount of the prepayment.

The new facility contains customary affirmative and negative covenants and events of default relating to the Borrower and the Company. The covenants and events of default include, among other things, change of control (however, a change of control does not include any removal of or failure to re-elect any or all of the directors of the Company) and limitations on the incurrence of indebtedness and liens, the sale of assets, and the making of restricted payments by the Borrower and the Company. In addition, upon the occurrence of an initial public offering of the wood pellets or wood fibre operations of the Company, the Company must make an offer to prepay the entire outstanding principal amount of the facility.

Articles of Amendment

On April 9, 2014, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Colorado. Pursuant to the Articles of Amendment, the Board of Directors designated a new series of the Company’s preferred stock, the Series E Convertible Preferred Stock, par value $10.00 per share (the “Series E Preferred Stock”). The Articles of Amendment authorizes the Company to issue 100,000 shares of the Series E Preferred Stock. The Series E Preferred Stock has an original issue price of $1,000 per share.

Dividends. Dividends on the Series E Preferred accrue and are cumulative, whether or not declared by the Board of Directors of the Company, at the rate of 4.5% per annum on the sum of the original issue price plus all unpaid accrued and accumulated dividends thereon, whether or not declared by the Board of Directors. In addition to the dividends accruing on shares of Series E Preferred Stock described above, if the Company declares or pays a cash dividend on its common stock, par value $.01 per share (the “Common Stock”), the Company is required to declare and pay a dividend on the outstanding shares of Series E Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis.

Voting. Under the Articles of Amendment, each holder of outstanding shares of Series E Preferred Stock is entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the shareholders of the Company. In any such vote, each outstanding share of Series E Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series E Preferred Stock is convertible.

In the election of directors to the Company:

•	for so long as the initial holders (or their Permitted Transferees (as defined in the Articles of Amendment)) of the outstanding shares of Series E Preferred Stock as of the original issue date own at least 85% of the shares of Series E Preferred Stock issued on the original issue date, the holders of the outstanding shares of Series E Preferred Stock, voting as a separate class, are entitled to elect two individuals to the Board of Directors (each, a “Series E Director”); and

•	for so long as the initial holders (or their Permitted Transferees) of the outstanding shares of Series E Preferred Stock as of the original issue date own at least 42.5% of the shares of Series E Preferred Stock issued on the original issue date, the holders of the outstanding shares of Series E Preferred Stock, voting as a separate class, are entitled to elect one Series E Director.

Under the Articles of Amendment, the Company may not take certain actions without first having obtained the written consent of the holders of a majority of the outstanding shares of Series E Preferred Stock (the “Protective Provisions”), including, without limitation (a) issuing any indebtedness directly or indirectly convertible into or exchangeable for any capital stock; (b) redeeming or repurchasing or permitting any subsidiary of the Company to redeem or repurchase any shares of any class or series of capital stock of the Company, subject to certain exceptions, including an exception that applies if the Company has paid in full all accrued and accumulated dividends on the Series E Preferred Stock through the last dividend payment date; provided that, in such case, a redemption or repurchase generally cannot be made using indebtedness proceeds; and (c) increasing or decreasing the maximum number of directors on the Board of Directors to more than ten persons or to less than eight persons.

Conversion. Any holder of outstanding shares of Series E Preferred Stock has the right, but not the obligation, to elect, from time to time, to convert any or all of such holder’s shares of Series E Preferred Stock into a number of shares of Common Stock as is determined by dividing the original issue price of each such share of Series E Preferred Stock by $2.22 (the “Conversion Price”). However, no more than an aggregate of 45,045,045 shares of Common Stock can be issued upon such conversion, subject to appropriate adjustment in the event of a stock split, stock or securities dividend, combination or other recapitalization (the “Conversion Cap”).

The Company may elect to convert all, but not less than all, of the outstanding shares of Series E Preferred Stock to Common Stock at any time after the second anniversary of the original issue date if the trading price was more than two times the Conversion Price for at least the 30 consecutive trading days during the 90 days immediately preceding such election. The Conversion Price will be adjusted as provided in the Articles of Amendment only in the event of certain stock splits, stock subdivisions, stock or securities dividends, stock reclassifications, reorganizations, mergers, consolidations or sales of assets. The Articles of Amendment do not include any price-based anti-dilution adjustments.

Redemption. After the earliest of (a) the seventh anniversary of the original issue date, (b) the consummation of a Change of Control (as defined in the Articles of Amendment), (c) a bankruptcy, a dissolution, a liquidation or the winding up the affairs of the Company or (d) any breach by the Company of the Protective Provisions (which breach has remained uncured for a period of 30 days, provided such 30-day cure period shall not apply if such breach is not capable of cure), each holder of outstanding shares of Series E Preferred Stock shall, have the right to cause the Company to redeem any or all of the outstanding shares of Series E Preferred Stock held by such holder. The “Redemption Price” for the shares will be equal to their original issue price plus all unpaid accrued and accumulated dividends thereon (including any amounts accrued and unpaid since the last dividend payment date).

Under the Articles of Amendment, a “Change of Control” includes, among other things, (a) the sale, transfer, lease or other disposition, in one or a series of related transactions, of assets (including equity interests in any subsidiary of the Company) comprising a majority of the assets of the wood fibre, wood pellet and related businesses of the Company and its subsidiaries, other than any sale in a public offering of limited partner interests or other equity interests in any subsidiary of the Company, so long as the Company, directly or indirectly, owns a majority of the voting and economic interests in the general partner, manager or similar governing entity of such subsidiary; and (b) the Company ceasing to own or control, directly or indirectly (a) a majority of the shares of capital stock or equity, partnership or membership interests of the general partner of Rentech Nitrogen Partners, L.P., or (ii) its general partner. A “Change of Control” does not include any removal of or failure to re-elect any or all of the directors of the Company if such removal or failure to re-elect is approved by such vote of the Company’s shareholders as is required under the Company’s Articles of Incorporation and Bylaws.

The Company may redeem all, but not less than all, of the outstanding shares of Series E Preferred Stock at any time after the seventh anniversary of the original issue date for a price equal to the Redemption Price.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series E Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to shareholders, before any payment may be made to the holders of any other class or series of capital stock of the Company, an amount equal to the greater of (a) Redemption Price of each outstanding share of Series E Preferred Stock held and (b) the amount that such holder would have been entitled to receive upon the liquidation, dissolution or winding up of the Company if all outstanding shares of Series E Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Company.

Transfers. No holder of outstanding shares of Series E Preferred Stock may transfer such shares of Series E Preferred Stock, except to a Permitted Transferee, without the prior written consent of the Company, which shall not be unreasonably withheld, delayed or conditioned.

Subscription Agreement

On April 9, 2014, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with funds managed by or affiliated with GSO Capital Partners LP (the “Purchasers”), pursuant to which the Company sold 100,000 shares of the Series E Preferred Stock (the “Purchased Shares”) to the Purchasers for an aggregate of $98 million (inclusive of an issuance discount of 2%). The Company used the proceeds from the sale of the Purchased Shares to pay off the indebtedness under and terminate the Credit Agreement, dated as of September 23, 2013 (the “Existing Credit Agreement”), among Rentech Nitrogen Holdings, Inc., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and each other lender from time to time party thereto, and intends to use proceeds from the sale of Purchased Shares to fund the development or acquisition by the Company of wood pellet and wood fibre projects and associated expenses of the Company’s wood fibre business, pay for the fees and expenses incurred by the Company in connection with the transaction and for general corporate purposes. The Purchased Shares are convertible into 45,045,045 shares of Common Stock (subject to adjustment as described in the Articles of Amendment) representing approximately 16.5% of the outstanding Common Stock on an as-if-converted basis.

Purchaser Nominees. Under the Subscription Agreement, in addition to the rights under the Articles of Amendment, for so long as the Purchasers in the aggregate have record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of shares of Common Stock issued upon conversion of the Purchased Shares (the “Conversion Shares”) that constitute at least 10% of the outstanding Common Stock of the Company, the Purchasers’ collectively have the right to nominate one person for election to the Board of Directors of the Company (a “Purchaser Nominee”). For so long as the Purchasers in the aggregate have record and beneficial ownership of Conversion Shares that constitute more than 18% of the outstanding Common Stock and less than 42.5% of the Series E Preferred Stock issued on the date of the Subscription Agreement, the Purchasers collectively are entitled to nominate a total of two Purchaser Nominees for election to the Board of Directors.

If the Purchasers are entitled to appoint two Series E Directors, or to appoint at least one Series E Director and to nominate at least one Purchaser Nominee, one such Series E Director or Purchaser Nominee must satisfy all independence and other requirements of membership on the Board of Directors imposed by the Nasdaq Stock Market Rules (other than the requirements of Rule 10A-3(b)(1)(ii) under the Exchange Act, which relates to audit committee membership). For so long as the Purchasers have the right to appoint or nominate at least one person to the Board of Directors in accordance with the Subscription Agreement, the Purchasers collectively have the right to appoint one observer (the “Observer”) to the Board of Directors who must be reasonably acceptable to the Company.

Restrictions on Transfer. No Purchaser may Transfer any of the Purchased Shares to any person (other than pursuant to the Articles of Amendment or a Put Option Agreement) without the prior written consent of the Company, which shall not be unreasonably withheld, delayed or conditioned. However, without the prior written consent of the Company, a Purchaser may transfer Purchased Shares to a Permitted Transferee in accordance with the Subscription Agreement. Among other things, the Purchasers generally may not sell on any day an aggregate number of shares of Common Stock in excess of 25% of the average daily trading volume of the Common Stock for the preceding three months on the national securities exchange on which it is traded, except pursuant to an underwritten offering of the Common Stock in a registration effected by the Company pursuant to the Registration Rights Agreement.

Standstill. Under the Subscription Agreement, each Purchaser has agreed that until the first anniversary of the date of the Subscription Agreement (the “Restricted Period”), without the prior written consent of the Company, it will not at any time, nor will it cause or permit any of its affiliates to, acquire, directly or indirectly, by purchase or otherwise, record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of any additional shares of the Company’s Common Stock (other than shares of the Company’s Common Stock issued upon conversion of the Series E Preferred Stock and any other shares directly issued by the Company). However, if, at any time, the Purchasers, in the aggregate, have record or beneficial ownership of less than 10% of the outstanding shares of the Company’s Common Stock determined on a fully diluted basis, then the Purchasers, in the aggregate, may acquire record or beneficial ownership of additional shares of the Company’s Common Stock, so long as the Purchasers, in the aggregate, do not have record or beneficial ownership of 10% or more of the outstanding shares of the Company’s Common Stock determined on a fully diluted basis. If the Company takes any direct or indirect action that results in the number of shares of Common Stock outstanding being reduced (e.g. stock repurchases), no Purchaser will be deemed to have breached this provision as a result of such action. During the Restricted Period, each of the Purchasers have also agreed to comply with certain customary “standstill” restrictions.

Hedging Transactions. Each Purchaser has agreed that it will not enter into any hedging transactions. However, (a) if the trading price of the Common Stock is more than two times the Conversion Price for at least 30 consecutive trading days immediately prior to a hedging transaction, then such Purchaser may enter into such hedging transaction (other than any short sale) and (b) the restrictions on hedging transactions will terminate and be of no further force or effect when the Purchasers, in the aggregate, cease to have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding shares of the Company’s Common Stock.

Certain New Securities. If, after the date of the Subscription Agreement, the Company intends to issue New Securities (as defined in the Subscription Agreement) for cash to any person, then, at least 10 business days prior to the issuance of the New Securities, the Company must offer the New Securities to the Purchasers. However, the Company will have no obligation to make an offer unless at such time (a) the Purchasers, in the aggregate, have record and beneficial ownership of more than 5% of the outstanding shares of the Company’s Common Stock (which shall be determined assuming conversion of all of the shares of Series E Preferred Stock), and (b) the trading price of the Common Stock has not exceeded $1.85 per share (the “Closing Price”) for the thirty trading days ending on the last day of the month immediately preceding the month in which the contemplated closing of the issuance of New Securities occurs. The Purchasers collectively will have the right to purchase all but not less than all of the New Securities on the terms and conditions set forth in the offer for a period of 10 business days. If the Purchasers do not elect to purchase all of the New Securities, the Company may sell the New Securities on terms and conditions that are no more favorable in the aggregate to the applicable purchaser than those set forth in the offer. If such sale is not consummated within 120 days of the date upon which the offer is given, then no issuance of New Securities may be made thereafter by the Company without again offering the same to the Purchasers in accordance with the Subscription Agreement.

Registration Rights Agreement

On April 9, 2014, the Company and the Purchasers also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Purchasers certain registration rights. Under the Registration Rights Agreement, the Company is required to use its reasonable best efforts to cause the registration of the Conversion Shares.

Put Option Agreement

On April 9, 2014, a newly formed wholly owned subsidiary of the Company (“NewCo”) and each of the Purchasers entered into a Put Option Agreement (the “Put Option Agreements”). Under the Put Option Agreement, NewCo has granted to each Purchaser the right, but not obligation, to cause NewCo to purchase any or all of the Purchased Shares (other than Purchased Shares that have been redeemed) within 90 days following the date on which the Purchaser receives written notice of the occurrence of a Put Trigger Event. The purchase price for the Purchased Shares will equal (a) $1,000 per share (as adjusted for stock splits, stock dividends, recapitalizations or similar transactions with respect to the Purchased Shares), plus (b) all accrued and unpaid dividends on such Purchased Shares (including all amounts accrued since the last dividend payment date). Under the Put Agreements, a “Put Trigger Event” means, among other things, the failure of the Company to redeem the Purchased Shares and to pay to the Purchaser the Redemption Price of such shares on the applicable redemption date pursuant to the Articles of Amendment whether or not such payment or redemption is legally permissible or is otherwise prohibited. All obligations of NewCo under the Put Option Agreements are secured by 5,524,862 common units of RNP owned by the Newco.

Each Put Agreement will terminate upon the earliest of (a) the time when the Company has redeemed all of the Purchased Shares held by the Purchaser and paid to the Purchaser the Redemption Price pursuant to the Articles of Amendment, (b) the time when the Purchased Shares of the Purchaser have converted into shares of the Company’s Common Stock pursuant to the Articles of Amendment or (c) in the event that, on each trading day in a consecutive 90-day period, the volume-weighted average of the intraday sale prices price per share of the Common Stock, for such trading day on all domestic securities exchanges on which the Common Stock may at the time be listed is equal to or greater than two times the then-applicable Conversion Price.

Settlement Agreement

On April 9, 2014, the Company and affiliated investment funds of Engaged Capital, LLC and Lone Star Value Management, LLC (the “Investors”) entered into a Settlement Agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Investors agreed to certain standstill restrictions and to withdraw their slate of director nominees for the Company’s 2014 annual meeting of shareholders (the “2014 Annual Meeting”). Under the Settlement Agreement, the Company has agreed to nominate one additional director candidate (the “Additional Director”) for election at the 2014 Annual Meeting, or to appoint him or her to the Board of Directors shortly thereafter. The Additional Director will be subject to the consent of Engaged Capital, LLC, not to be unreasonably withheld, delayed or conditioned. At the 2014 Annual Meeting, the Company is required to propose to amend its Articles of Incorporation to increase the number of members of the Board of Directors by one person to allow for election of the Additional Director. Under the Settlement Agreement, the Company’s Board of Directors is required to have a Finance Committee consisting of five members including Douglas Ostrover, Patrick Moore and the Additional Director. Under the Settlement Agreement, the Investors are required to withdraw their solicitation or proxies to call a special meeting of the shareholders, and to vote all of their shares in favor of the Board of Director’s slate of director nominees at the 2014 Annual Meeting.

Item 1.02. Termination of a Material Definitive Agreement

As described under Item 1.01 under the heading “Subscription Agreement” above, on April 9, 2014, the Company repaid the indebtedness under and terminated the Existing Credit Agreement. The information in Item 1.01 under the heading “Subscription Agreement” above is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sale of Equity Securities

The issuance of the Purchased Shares to the Purchasers was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Purchased Shares and the Conversion Shares have not been registered under the Securities Act or any state securities laws. The Company has not engaged in any general solicitation or advertising with regard to the issuance of Purchased Shares and has not offered the Purchased Shares to the public in connection with the issuance to the Purchasers. The information in Item 1.01 under the headings “Articles of Amendment” and “Subscription Agreement” above is incorporated into this Item 3.02 by reference.

Item 3.03. Material Modification to Rights of Security Holders

The information in Item 1.01 under the heading “Articles of Amendment” above is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2014, Dennis Yakobsen and Michael Ray resigned from the Board of Directors of the Company. On the same date, pursuant to the Articles of Amendment, the Purchasers designated each of Douglas Ostrover and Patrick Moore as a Series E Director to serve on the Board until his resignation or earlier removal in accordance with the Articles of Amendment. The information in Item 1.01 under the heading “Articles of Amendment” above is incorporated into this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information in Item 1.01 under the heading “Articles of Amendment” above is incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company.

10.1	Subscription Agreement, dated as of April 9, 2014, by and among the Company, the Purchasers and the Purchasers’ Representative thereunder.

10.2	Registration Rights Agreement, dated as of April 9, 2014, by and among the Company, the Purchasers and the Purchasers’ Representative.

10.3	Form of Put Option Agreement, dated as of April 9, 2014, by and between NewCo and each Purchaser.

10.4	Pledge Agreement, dated as of April 9, 2014, by and among NewCo, the Purchasers, and Credit Suisse AG Cayman Islands Branch.

10.5	Term Loan Credit Agreement, dated as of April 9, 2014, among Rentech Nitrogen Holdings, Inc., the Lenders party thereto, and Credit Suisse AG Cayman Islands Branch.

10.6	Guaranty Agreement, dated as of April 9, 2014, by the Company in favor of Credit Suisse AG Cayman Islands Branch.

10.7	Pledge Agreement, dated as of April 9, 2014, by and between Rentech Nitrogen Holdings, Inc. and Credit Suisse AG, Cayman Islands Branch.

10.8	Settlement Agreement, dated as of April 9, 2014, by and among the Company and each of the Investors identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 10, 2014	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President and General Counsel